UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2021, Palomar Holdings, Inc., a Delaware corporation (“Palomar”), entered into a Credit Agreement with the lenders party thereto from time to time and U.S. Bank National Association, as administrative agent (“Agent”) (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility of up to $100.0 million (the “Revolving Loan”). The maturity of the facility is December 8, 2026.

The Revolving Loan may be either a SOFR rate loan or a base rate loan, at Palomar’s discretion. The Revolving Loan may be prepaid in full or in part at any time with no prepayment premium and may be reduced in full or in part at any time upon prior notice to the Agent.

Interest on the Revolving Loan accrues on each SOFR rate loan at the applicable SOFR (as defined in the Credit Agreement) plus 1.75% and on each base rate loan at the applicable Alternate Base Rate (as defined in the Credit Agreement) plus (ii) 0.75%.

Palomar’s obligations under the Credit Agreement are guaranteed by certain of its material domestic subsidiaries pursuant to a Guaranty dated December 8, 2021, made in favor of Agent by Palomar Insurance Holdings, Inc., Palomar Specialty Insurance Company, Palomar Excess and Surplus Insurance Company and Palomar Insurance Agency, Inc. (the “Guaranty”). Palomar’s obligations under the Credit Agreement are unsecured with a negative pledge against all assets of Palomar and its subsidiaries as described in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, financial covenants, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

The Credit Agreement provides for events of default customary for revolving loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on Palomar. During the existence of an event of default, all outstanding amounts of the Revolving Loan shall bear interest at a rate per annum equal to the rate otherwise applicable thereto plus 2.00%.

The foregoing description of the Credit Agreement and Guaranty are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement and Guaranty, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

9

Exhibit No.	Description
10.1	Credit Agreement (Revolver), dated December 8, 2021, by and between Palomar Holdings, Inc., the lenders listed therein and U.S. Bank National Association.
10.2

Guaranty, dated December 8, 2021, made in favor of U.S. Bank National Association by Palomar Insurance Holdings, Inc., Palomar Specialty Insurance Company, Palomar Excess and Surplus Insurance Company and Palomar Insurance Agency, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	December 9, 2021	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)